Exhibit 99.1

DAYDAYCOOK I n v e s t o r P r e s en t a t i o n — нㆰঅⲴ㨌 फ़ԤҞ 澞 February 2022

Disclaimer This investor presentation (this “Presentation”) is being provided to recipients solely for use by potential investors for information purposes only and it is not intended to form the basis of any investment decision or any decision in relation to a transaction involving DDC Enterprise Limited (the “Company”) and/or any of its subsidiaries and/or affiliates (collectively, the “Group”) . By receiving and retaining this Presentation, the recipient acknowledges and represents to the Group that it has understood and accepted the terms herein, including, but not limited to, the disclaimers contained in this Presentation . This Presentation does not constitute nor contain an offer or invitation or solicitation for the sale or purchase of securities or any interest in the Group, and neither this Presentation nor anything contained herein shall form the basis of, or be relied upon in connection with, any contract or commitment whatsoever . Neither the information contained in this Presentation nor any further information made available by the Group or any of its directors, officers, partners, employees, agents, representatives or advisors will form basis of or be construed as a contract or any other legal obligation . A recipient of this Presentation should consult with any of its advisors that it considers necessary to assist in making any investment determination . Nothing in this Presentation constitutes investment, legal, accounting or tax advice, or a representation that any investment or strategy is suitable or appropriate to such recipient's individual circumstances, or otherwise constitutes a personal recommendation to such recipient . This Presentation is confidential, sensitive and proprietary information, and is made available subject to the terms and conditions of the non - disclosure agreement entered into between the recipient and the Company (“NDA”), which the recipient acknowledges and agrees is in full force and effect and which shall not be limited or modified by this Presentation . Further, the recipient acknowledges and agrees that this Presentation and all information contained herein or as otherwise received in connection herewith constitutes confidential material and confidential information in accordance with the NDA, and further agrees, in accordance with the terms and conditions of the NDA, to keep strictly confidential the information contained herein or otherwise made available in relation to the Group or the transactions contemplated by any information provided by the Group, including this Presentation . This Presentation shall be used only for the purposes set forth in the NDA and may not be distributed to, copied, reproduced or used by any other person or for any purpose other than as expressly permitted by the NDA . The information contained herein and any additional material provided have been prepared to assist interested parties in making their own evaluation of the Group and do not purport to contain all of the information that an interested party may desire or require to evaluate the Group . In all cases, interested parties should conduct their own investigation and analysis of the Group, including with respect to its financial condition and prospects, and of the data set forth in this Presentation . None of the Group, its subsidiaries, shareholders or other affiliates, or any of their respective directors, officers, partners, employees, agents, representatives or advisors, make any representation or warranty, express or implied, as to the accuracy or completeness of this Presentation or the information contained in, or for any omissions from, this Presentation or any other written or oral communications transmitted to the recipient in the course of its evaluation of the Group . Only those particular representations and warranties, if any, which may be made to a party in a definitive written agreement, when, as and if executed, and subject to such limitations and restrictions as may be specified therein, will have any legal effect . In furnishing this Presentation, the Group does not undertake any obligation to provide the recipient with access to any additional information or to update this Presentation or to correct any inaccuracies therein which may become apparent . This Presentation shall neither be deemed an indication of the state or affairs of the Group nor constitute an indication that there has been no change in the state or affairs of the Group since the date hereof or since the dates as of which information is given in the Presentation . By accepting this Presentation, the recipient acknowledges and agrees (i) that if the recipient does not wish to pursue this matter or at the request of the Company, the recipient will return or destroy this Presentation in accordance with the terms of the NDA ; and (ii) that the Group, and its shareholders and other affiliates, and any of their respective directors, officers, partners, employees, agents, representatives and advisors, expressly disclaim any and all liability and shall not have any liability to any recipient and their respective subsidiaries, shareholders and other affiliates, and any of their respective directors, officers, partners, employees, agents, representatives and advisors, which may be based on the provision of this Presentation, the information contained in it, the omission of any information from it or any additional evaluation material made available in connection with the transaction . This Presentation is not intended to be distributed into any country or jurisdiction except under circumstances that will result in compliance with any applicable laws and regulations . Recipients are required by the Company to inform the Company of and comply with all such restrictions or prohibitions . Accordingly, recipients of this Presentation represent that they are able to receive this Presentation without contravention of any legal restrictions or prohibitions in the jurisdiction in which they reside or conduct business . None of the Group or any of its shareholders or other affiliates, or any of their respective directors, officers, partners, employees, agents, representatives or advisors, accepts any liability to any person in relation to the distribution or possession of this Presentation in or from any jurisdiction . No Offer or Solicitation This Presentation shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination transaction (the “Business Combination”) between the Company and Ace Global Business Acquisition Limited (“Ace”) (NASDAQ : ACBA, ACBAU, ACBAW) . This Presentation shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction . No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933 , as amended, or an exemption therefrom .

Important Information and Where to Find It In connection with the Business Combination, Ace will file relevant materials with the U . S . Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14 A, and a definitive proxy statement on Schedule 14 A, when available . Ace’s shareholders and other interested persons, including the recipients of this Presentation, are advised to read the preliminary proxy statement and the amendments (if any) thereto and, when available, the definitive proxy statement and documents incorporated by reference therein filed in connection with the proposed Business Combination, as these materials will contain material information about the Company, Ace, and the proposed Business Combination . Promptly after filing its definitive proxy statement relating to the proposed Business Combination with SEC and the registration statement is declared effective, Ace will mail the proxy statement/prospectus and a proxy card to each of its stockholders that are entitled to vote at the special meeting relating to the transaction . POTENTIAL AND ACTUAL INVESTORS AND SECURITY HOLDERS OF ACE AND OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT ACE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, ACE AND THE PROPOSED BUSINESS COMBINATION . The proxy statement/prospectus and other relevant materials in connection with the transaction (when they become available), and any other documents filed by Ace with the SEC, may be obtained free of charge at the SEC's website (www . sec . gov) . Participants in the Solicitation Ace and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of Ace ordinary shares in respect of the proposed Business Combination . Information about Ace's directors and executive officers and their ownership of Ace's ordinary shares is set forth in Ace's Annual Report on Form 10 - K filed with the SEC, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing . These documents can be obtained free of charge from the sources indicated below . The Company and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Ace in connection with the proposed Business Combination . A list of the names of such directors and executive officers and information regarding their interests in the proposed Business Combination is included in the preliminary proxy statement for the proposed Business Combination . Forward - Looking Statements This Presentation contains certain statements, estimates, targets, forecasts and projections with respect to the Group, including certain financial forecasts . Any such information is subjective and would necessarily be prepared based upon certain assumptions and analysis of information available at the relevant time and may not prove to be correct . Accordingly, there is no representation, warranty or assurance of any kind, express or implied, that any such information will be correct or that any such statements, estimates, targets, forecasts or projections will be realized . This Presentation may also contain forward - looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 . The Company's and Ace's actual results may differ from their expectations, estimates and projections and consequently, a recipient of this Presentation should not rely on these forward - looking statements as predictions of future events . All statements other than statements of historical fact are statements that could be forward - looking statements . You can identify these forward - looking statements through the use of words such as “may,” “will,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future . These forward - looking statements include, without limitation, the Company’s and Ace's expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination . These forward - looking statements are subject to risks and uncertainties that may cause actual future experience and results to differ materially from those discussed in these forward - looking statements . Most of these factors are outside the control of the Company or Ace and are difficult to predict . Important factors that might cause such a difference include, but are not limited to, the timing, cost and uncertainty of the Group’s business initiatives and the Group's ability to develop and monetize its business, and other risks and uncertainties to be identified by Ace in the preliminary proxy statement relating to the Business Combination, including those under “Risk Factors” therein, and in other filings with the SEC made by the Company and Ace . The Company and Ace caution readers not to place undue reliance upon any forward - looking statements, which speak only as of the date made . Neither Ace nor the Company or any members of the Group undertakes or accepts any obligation or undertaking to release publicly any updates or revisions to any forward - looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, subject to applicable law . The information contained in any website referenced herein is not, and shall not be deemed to be, part of or incorporated into this Presentation . Past or current results do not guarantee future performance . DD C E n t e rpr i s e L i m i t e d A c e G l o b a l B u s i n e s s A cq u i s i ti o n L i m i t ed Norma Chu, Founder norma@daydaycook.com Eugene Wong, CEO eugene@aceglobal - acq.com Con t act

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DayDayCook Investment Highlights

DayDayCook is a leading content driven direct-to-consumer brand in China


$152
Million Sales
2023E Sales
80%
CAGR
2020-23E Sales Growth
15%+
Sales from Plant-Based Products
in 2023E
60mil
Active Viewers
As of June 2021
3.4mil
Paid Customer
Jan 2019 - June 2021
All major online Ecommerce platforms
+
fast growing
offline POS

- To become a disruptive force in China's $150Bn[1] RTC market
- Top Direct-to-Consumer food brand
- Omni-channels sales strategy: online + offline + social commerce
- Diverse portfolio of innovative products
- Experienced management team with strong investor support
- Significant growth opportunities through partnership sales and M&A

© DDC Enterprise Limited & Ace Global Business Acquisition Limited 2022. All Rights Reserved.

[1] Note: estimate from an independently prepared Frost & Sullivan industry report, 2021

DayDayCook: China's Leading Lifestyle Brand for Young Food Lovers

Our mission is to be the #1 leader of healthy, delicious and convenient resources for all our users' needs in the kitchen and at the dining table.

- Founded in 2012, DayDayCook is a leading content-driven lifestyle brand for young food lovers in China
- Produce culinary & lifestyle content (e.g., in short / long-form video and livestreaming formats) across major social media platforms garnering 300-450MM views per month
- To date, DDC has accumulatively attracted approximately 60 million active viewers
  - Approximately 85% of followers are Gen Z (born after 1995)
  - Demographics show 62% are female and 53% are under 30
  - 75% of customers are from non-tier 1 cities












E-commerce
Community
Offline POS Channels
MONETIZATION
Live Streaming
CONTENT
日日煮
COMMUNITY
Viewer / Followers
KOC / KOL
In-house Produced Content
Offline Experience Store

- DayDayCook's business is supported by 3 pillars:
  1. Own-branded ready-to-heat (RTH) and ready-to-cook (RTC) products via e-commerce platforms and offline channels
  2. Offline experience stores
  3. DDC launched its first plant based RTH product in Oct 2020 and was well received by the market. More plant-based SKUs are in pipeline

Brand Name Investor Base Media - Focused / App Platform H ea l th y R T C Mea l s Our History Sales 2012 201 3 201 4 20 1 5 201 6 201 7 201 8 201 9 202 0 2021 E Norma founded DDC as cooking content focused media platform Launc h DD C App R o ll ou t o f DDC E - commerce m i n i - AP P on Wechat Laun c h e d R T E & ingredients products in HK Started launching OEM private label products and selling on e - commerce channels Launched 40 RTC an d R T H SKU s and expanded into Kuaishou network in Q4 2019 50 0 S t a r tu p 500 Collectives

Projected Financials Consis t ent & p r ove n g r o w th tr ac k r eco r d with a c l e a r p a t h t o p r o f i t a b ilit y in 2022 $20.2 (1) Note: estimated USD/CNY exchange rate of 6.50 20% 17% 21% 22% 23% 201 9 A $23. 9 $4. 7 $4. 3 $9. 8 $6 . 1 $1 8.5 $ 1 .6 $35 . 0 $11. 8 $26 $46 . 6 $82. 9 $152 . 2 (U S $ MM) 2020A $ 1 3. 9 2021E 2022E 2023E T ot a l R e v en u e Gross Profit EBITDA © DDC Enterprise Limited & Ace Global Business Acquisition Limited 2022. All Rights Reserved. Gross Margin

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Opportunity to Disrupt a $150 billion China RTC Market

Evolving demographics, income growth and consumer preference is reshaping how Chinese consumers choose to dine – which affords DayDayCook with the opportunity to aggressively penetrate & expand its RTC market share

Ready-to-Cook Market, China[1]
RMB Billion; 2016-2025E

CAGR	2016-2020	2020-2025E	2025E-2030E
Ready-to-Cook Market	29.4%	20.7%	14.5%



Ready-to-Cook Market
Forecast
72.4
94.3
119.1
151.5
203.3
254.8
310.4
373.7
443.7
521.0
606.8
700.6
801.9
910.9
1,026.8
2016
2017
2018
2019
2020
2021E
2022E
2023E
2024E
2025E
2026E
2027E
2028E
2029E
2030E

Key Drivers for growth in RTC sector	
Supply Side	**Demand Side**
Supply chain Longer shelf-life and transportation radius	Change in lifestyle Customers require flexible and convenient meal options
Data analytics • Precision marketing to consumers • Lower merchandise spoilage	Consumer preference Mass adoption of centralized kitchens leads to commoditized flavor at restaurants, consumers value safety and price-quality
Sales channel Online merge offline sales channels	



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From restaurant or take-outs to RTC products
- Retailization is the trend

DDC Enterprise Limited & Ace Global Business Acquisition Limited 2022. All Rights Reserved.

(1) Note: estimate from an independently prepared Frost & Sullivan industry report, 2021

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Diverse product offering of value added RTC / RTH products

Variety in DDCs product offering is particularly important to retain customers over the longer term.

Market Angle

Convenient / Flexible





Product Positioning
Travel
Office
Home
Scenario
Flexibility / Stay at Home Economy
Ready To Heat
Family Occasion
Cooking For Fun
Single Economy
Ready for Dinner Table
Ready To Cook
Plant Based Meat
Health conscious
Office
Travel
Home



Market Angle

Enjoy the pleasure of cooking in a convenient way

Market Angle

Fusion between traditional Chinese cuisine and plant -based meat to cater to palate of newer generations



© DDC Enterprise Limited & Ace Global Business Acquisition Limited 2022. All Rights Reserved.

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DAYDAYCOOK

DayDayCook's Target Customer

DayDayCook's mission, products, and brand image resonate strongly with a GenZ customers' evolving tastes

① Age Demographic (in %)



18-24
20.0
25-29
27.2%
30-34
24.1
35-39
12.2
40-44
6.2
45-49
3.8
50-54
2.0
55-59
0.9
>=60
0.6
N/A
3.0
0
5
10
15
20
25
30

② Top 5 Areas (in %)



Guang Dong
11.1
Jiang Su
9.5
Zhe Jiang
8.7
Shanghai
7.2
Shang Dong
6.4

③ Customer Tags (in %)



18-24 yo (Tier 1-3 Cities)
13.2%
18-24 yo (Tier 4 & Lower)
17.0%
25-49 yo (Tier 1-3 Cities)
73.4%
25-49 yo (Tier 4 & Lower)
28.7%
50+ yo (Tier 1-2 Cities)
2.2%
0%
20%
40%
60%
80%

© DDC Enterprise Limited & Ace Global Business Acquisition Limited 2022. All Rights Reserved.



Vivian, Mid-30s

DayDayCook customer since 2017

Vivian is a marketing head at a property development company. Her work is very demanding, and she never had time to cook for her family until she downloaded the DayDayCook app. Since discovering that cooking can be easy, Vivian started cooking every weekend for her son. Once she discovered that DayDayCook had opened a store in Shanghai, she began visiting with her family and participating in children's cooking classes, which has become one of the most important and valuable experiences that she shares with her family.

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Expanding Physical Footprint with Leading Retailers

D D C is accelerating its offline sales channel build-up[1]

330+ High-End Specialty Grocery Stores

8,400+ Convenience Stores

920+ Social Commerce POS Locations

530+ Major Supermarkets

© DDC Enterprise Limited & Ace Global Business Acquisition Limited 2022. All Rights Reserved.

[1] Figures presented represent the number of targeted POS locations in 2022.

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DAYDAYCOOK

Opportunity to Benefit from a Shift to Plant-based Products

Early-mover advantage, a key strategic partnership, and established sales & marketing capabilities have DDC well positioned to take advantage of changes in customer preferences and tastes.

① Strong partnerships – Supply Chain & Private Label Brands

- Strategic cooperation with PFI Foods, a leading plant-based manufacturer with 15+ years experience

② One of the very few players with established omni-channel sales, marketing, and distribution capabilities

- DDC launched its plant-based products in-market in Oct 2020. DDC has 6 SKUs in-market & 4 SKUs slated for H2 2021

Plant-based Meat Products Market, China
RMB Billion; 2018-2025E

CAGR	Total	Hotels, Bars & Restaurants (HBR)	Retail
2018-2020	26.4%	22.9%	54.7%
2020-2025E	12.0%	9.3%	24.1%



Retail
HBR
Forecast
2.8
0.3
2.5
3.9
0.5
3.4
4.5
0.7
3.8
5.1
0.9
4.3
5.8
1.1
4.7
6.5
1.4
5.1
7.2
1.7
5.6
7.9
2.0
6.0
2018
2019
2020
2021E
2022E
2023E
2024E
2025E



© DDC Enterprise Limited & Ace Global Business Acquisition Limited 2022. All Rights Reserved.

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DAYDAYCOOK

Agile Product R&D and Go-to-Market Capability

DDC can launch a new product (concept-to-shelf) within 8 weeks due to its control on end-to-end product execution and its go-to-market expertise

Category Planning

On-going monitoring and strategizing

- Deep industry insights on ever-changing market trends and opportunity gaps
- Roadmap tested with predictive analytics on the backs of interactive customer engagement from own platform

Product Development

8 weeks time to market

- Fast and user-driven prototyping with customer surveys via DDC mini-app and social media
- Flavor profile, packaging, and pricing refined through repeat testing and recalibrating with DDC users

Marketing & Distribution

6-12 months product life cycle

- In-house content creation to build user interest and demand
- Powerful collaborations with key KOLs that resonate with our brand and product
- Distribution through DDC platform and all major online /offline sales channels to drive massive reach

© DDC Enterprise Limited & Ace Global Business Acquisition Limited 2022. All Rights Reserved.

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DAYDAYCOOK

DayDayCook is well positioned to become a disruptive force

DDC is a unique player with the right DNA, expertise, experience and end-to-end execution capabilities to become a disruptive force in this category and grow its market share aggressively

- DDC's unique angle
  - ✓ E2E supply-chain visibility helps improve inventory management & optimization
  - ✓ Highly scalable omnichannel sales & distribution model and fulfilment capabilities
  - ✓ Multi-channel content marketing strategy & library of 437k+ minutes of in-house produced content
  - ✓ Agile product R&D and go-to-market expertise
  - ✓ Strategic partnership with PFI Foods & advisors to accelerate plant-based product go-to-market efforts

	Integrated Supply Chain	Sales Channels	Customer Engagement	Fast Product Rollouts	Plant Based Products
Established Restaurant Chain	●	●			
Food Manufacturers	●			●	●
New Retail Peers		●		●	
DayDayCook	●	●	●	●	●

© DDC Enterprise Limited & Ace Global Business Acquisition Limited 2022. All Rights Reserved.

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DAYDAYCOOK

Experienced Senior Management Team

Norma Chu Founder / CEO	19 years experience	• Founded DayDayCook in 2012 and has since won numerous awards as visionary entrepreneur in the cooking and lifestyle community • Former HSBC Head of Equities Research (Private Bank)	HSBC, SOCIETE GENERALE
Katherine Lui CFO	25+ years experience	• More than 30 years of experience in financial management particularly for PRC and cross-border start-ups • HK CPA and Canadian CPA	KPMG
Zhixuan Liu SVP Corporate Finance and Development	12 years experience	• Joined DDC in 2021. Extensive experience in capital markets and M&A • Responsible for overseeing the company's corporate finance and development efforts	P/W/P, 华泰联合证券
Rui Wen COO	13 years experience	• Oversees the company's strategies and daily operation • Rich experience in management and business development	meitu美图, YOUKU
Lichun Ding Director of Supply Chain	12 years experience	• Joined DDC in 2016 • Previously worked as a sales & marketing manager at Metro Alliance Group covering Weetabix & Alpen brand in Hong Kong market	Metro, MetroAlliance

© DDC Enterprise Limited & Ace Global Business Acquisition Limited 2022. All Rights Reserved.

日日煮 DAYDAYCOOK

Industry Veteran INED and Advisory Board after the Business Combination



Chia Hung Yang
Independent Director

- More than 30 years of experience in capital market across the US and China, held C-level positions at several US-listed Chinese TMT companies
- Former CFO of Tuniu, 51Talk, DangDang and AirMedia. Previously, Mr. Yang also worked as a banker at Goldman Sachs, Morgan Stanley and Lehman Brothers
- Mr. Yang currently serves as an independent director of I-Mab (Nasdaq: IMAB) and Ehang (Nasdaq:EH)



Matthew Gene Mouw
Independent Director

- Mr. Mouw has over 30 years extensive experience in the food industry includes both convenience driven products such as confectionary, water and biscuits as well as planned purchase driven products such as juices, pasta and ready meals
- Former Regional President Asia, Africa and Australia for Barilla SpA. and General Manager for Danone SA in China
- Mr. Mouw's has experience with both emerging markets ranging from China to Turkey to Russia as well as developed markets ranging from Australia to Japan and Korea



Samuel Shih
Independent Director

- Mr. Shih has over 30 years experience in food and hospitality industry in China.
- Mr. Shih is currently a Partner and Chief Operating Officer of OYO Hotel Company, a unicorn start-up backed by Softbank in China
- Previously Mr. Shih has served as CEO of PepsiCo Investment (China) Ltd. , Asia Pacific Managing Director for Red Bull Gmbh as well as Chairman and CEO of Accor Great China



Malik Sadiq, PhD
Independent Director

- Mr. Sadiq has more than 25 years of experience in the food and strategy consulting industry in China, India and the US
- Mr. Sadiq is currently the COO of LIVEKINDLY Co, a collective of plant-based heritage and start-up brands including The Fry Family Food Co., LikeMeat and LIVEKINDLY Media
- Previous roles include several senior management positions at Tyson Foods, most notably CEO India, COO China and Head of Global Sourcing and Business Optimization

© DDC Enterprise Limited & Ace Global Business Acquisition Limited 2022. All Rights Reserved.

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DAYDAYCOOK

Market Readiness

Significantly de-risked transaction

- Vote of confidence, **~$10mm early commitments** from existing shareholders to participate in PIPE investments
- Use of a Big Four auditor

Right market window for launch

- The Company is well-positioned to become a disruptive force in RTC and plant-based verticals
- Focused areas are gaining market momentum

Execution ready after-market plan

- High visibility on growth trajectory (organic growth + M&A rollup + strategic partnerships)
- Key banking partners, research support and IR agencies identified

Support from strong shareholder base

- Major shareholders including brand-named Asian institutions such as K11(New World Development), Alibaba, Henderson Land etc., as well as international investors such as Talis Capital and Proterra Capital (formerly operated as investment arm of Cargill, spin-off in 2016)

Company leadership and Board has strong experience and knowledge in capital market

- Chairman of audit committee (after the Business Combination) – Conor Yang, previously served as CFO of Tuniu (Nasdaq: TOUR), DangDang and AirNet Technology (Nasdaq: ANTE); ex-Goldman banker
- Founder was the Head of Research of HSBC Private Bank in Hong Kong

© DDC Enterprise Limited & Ace Global Business Acquisition Limited 2022. All Rights Reserved.

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DAYDAYCOOK

Sustainability & ESG Opportunities: Our Shift to Plant-Based Offerings

The increasing focus on sustainability amongst Gen-Z consumers against the backdrop of the Chinese government's goal of achieving carbon neutrality by 2060 presents compelling opportunities to expand our offerings to plant-based products

14.5% of all GHG emissions from livestock industry[1]

Diet change is one of the major discussions globally in mitigating climate change. According to a study from Oxford, the world's shift to a plant-based diet can reduce food's overall greenhouse gas (GHG) emissions by 49%[2]

Gen Z is emerging as the Sustainability Generation

According to Deloitte's recent survey, climate change/protecting the environment was the top concern for the Gen Z and millennials[3]. Global strategy consulting firm OC&C also reported that Gen Z consumers in China are more concerned by environmentally friendly consumption compared to other regions (25% vs 13% for Gen Z across the globe) [4]

China's Caron Neutrality pledge fuels growth of plant-based protein market

In line with China's pledge of carbon neutrality by 2060, the Chinese government is already aiming to cut the country's meat consumption by 50% before 2030[5]. According to a white paper published by the World Economic Forum, experts proposed that the Chinese government develop alternative protein as a green technology[6], spurring growth of the plant-based protein scene in China

(1) According to the Food and Agriculture Organization of the United Nations
(2) Poore, Joseph & Nemecek, Thomas (2018). Reducing food's environmental impacts through producers#and consumers. Science (New York, N.Y.). https://www.science.org/-doi/10.1126/science.aaq0216
(3) The Deloitte Global 2021 Millennial and Gen Z Survey. (2021). Deloitte. https://www2.deloitte.com/global/en/pages/about-deloitte/articles/millennialsurvey.html
(4) China's Generation Z - an emerging borderless tribe. (2019). OC&C Strategy Consultants. https://cutt.ly/LULxEGw
Milman, O., & Leavenworth, S. (2021, August 25). China's plan to cut meat consumption by 50% cheered by climate campaigners. The Guardian. https://www.theguard- ian.com/world/2016/jun/20/chinas-meat-consumption-climate-change
(5) Major Green Technologies and Implementation Mechanisms in Chinese Cities. (2020). World Economic Forum. https://www.weforum.org/whitepapers/major-green-technolo- gies-and-implementation-mechanisms-in-chinese-cities

© DDC Enterprise Limited & Ace Global Business Acquisition Limited 2022. All Rights Reserved.

S U MM AR Y Scalable business model to facilitate fast growth in Ready - to - Cook vertical 1 Best - in - class platform to capture plant - based market opportunity in China 2 Strong support from brand - name investors 3 © DDC Enterprise Limited & Ace Global Business Acquisition Limited 2022. All Rights Reserved . Revenue (2020 - 2023E) $152 $26 $47 $83 2020A 2021E 2022E 2023E Brand for Gen Z/millennials Content Driven Health Conscious Convenient and Inviting Integrated Supply Chain Nimble Product Capabilities Omni Sales Channels Experienced Management

Appendix © DDC Enterprise Limited & Ace Global Business Acquisition Limited 2022. All Rights Reserved.

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DAYDAYCOOK



Our Founder

Born and raised in Hong Kong, Norma Chu turned her passion for cooking into business. After a successful banking career, she started DayDayCook ("DDC") in 2012 and brought it to Shanghai, China, in 2015.

Under her leadership, DDC is now the largest cooking and lifestyle content platform in China with 60 million active viewers and 3.4 million paid customers as well as three experience centers nationwide.

DayDayCook has a vision to satisfy today's young female Gen Z consumers who aspire better lifestyle by providing a modern 360-degree cooking experience to them.

As a result of her success, Norma was named as one of China's New Media Top 100 people in 2016. She was also named as one of CY Zone's Most Notable Female Entrepreneurs for three consecutive years (2017-2019). Norma was featured in Apple Store's Cover Story in March 2020. Recently, Norma has been awarded with the Outstanding ICT Women Awards 2020: Women Entrepreneur Category, Harper's Bazzar The Visionary Woman 2020 and JESSICA Most Successful Women Award 2020 - Digital Women.

Norma was the Head of Research of HSBC Private Bank from 2010-2012. She received her Bachelor of Arts degree in the University of Washington.

© DDC Enterprise Limited & Ace Global Business Acquisition Limited 2022. All Rights Reserved.

Comparison with TTCF Key Investor Thesis • P la n t - b a se d a n g l e • Sales channel expansion beyond large national retailers • DTC adoption • R T C mar k e t m o m en t u m i n C h i n a • D T C b us i ne s s m od e l • N e w co nsu m e r r e t ai l co m p a n y • P la n t - b a se d a n g l e Product Offerings P la n t - b a se d f r o z e n food H e al t h y R T C , R T H p r od u c t s p la nt - b a se d products Valuation U S $1 . 0 2 b i lli on M ar k e t C a p / U S $420 m m a t D e - S P A C U S $300 m m a t D e - S P A C Target Demographics M ill e nn ial s & G en Z M ill e nn ial s & G en Z , F e mal e Target Market $55 B n U S f ro ze n f oo d m a r k e t (1) $150 B n R T C m a r k e t i n C h i n a Sales Strategies Mainly supermarkets, in process of building e - comm e r c e p l a t f or m Omni - channels: e - commerce platforms, li v e s t r e ami n g , s u p e rmar k e ts , co n v en i en t s t o r es , s oc ia l e - co mm e r c e Growth Profile 2019 - 2021 E t op li n e C A G R – 62% (1) 2019 - 2021 E t op li n e C A G R – 40% © DDC Enterprise Limited & Ace Global Business Acquisition Limited 2022. All Right Reserved. Source ˖ CapitalIQ, public fillings, market data as of February 10th, 202 2 N o t e ˖ (1) T a tt ooe d C he f de - SPA C pro x y f illi n g i n J un e 2020

日日煮
DAYDAYCOOK

Public Comps

EV / Sales (2022E) - US High Growth Consumer



8.7x
7.1x
6.8x
3.9x
3.6x
3.2x
3.1x
1.6x
1.3x
4.3x
Celsius Holdings
Freshpet
Beyond Meat
Oatly Group AB
The Simply Good Foods Co.
Tattooed Chef
DDC
Vital Farms
Whole Earth Brands

EV / Sales (2023E) - US High Growth Consumer



6.0x
5.4x
5.4x
3.4x
2.6x
2.5x
1.7x
1.3x
1.3x
3.3x
Celsius Holdings
Beyond Meat
Freshpet
The Simply Good Foods Co.
Oatly Group AB
Tattooed Chef
DDC
Vital Farms
Whole Earth Brands

EV / Sales (2022E) - Chinese DTC & Food



6.2x
5.6x
4.5x
3.1x
2.8x
1.0x
0.5x
0.2x
3.0x
Weishixiang
Proya Cosmetics
Guangdong Marubi
DDC
Shanghai Jahwa
Three Squirrels
Yatsen
Vipshop

EV / Sales (2023E) - Chinese DTC & Food



4.9x
4.5x
3.9x
2.5x
1.7x
0.8x
0.5x
0.2x
2.4x
Weishixiang
Proya Cosmetics
Guangdong Marubi
Shanghai Jahwa
DDC
Three Squirrels
Yatsen
Vipshop

Source: CapitalIQ, market data as of February 10th, 2022; DDC's Pro Forma EV assumes $300mm equity value, (0.25) net debt, $10mm cash from SPAC and $35mm cash from PIPE

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